UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2021

HEALTHCARE SOLUTIONS MANAGEMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-147367	38-3767357
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 School St, Suite 303, Glen Cove NY 11542

(Address of principal executive offices)

(866) 668-2188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by Healthcare Solutions Management Group, Inc. (the “Company”) on September 17, 2021, on September 13, 2021, the Board of Directors (the “Board”) of the Company approved (i) a 1 for 115 Reverse Stock Split of the Company’s common stock with any fractional shares of common stock resulting therefrom being rounded up to the nearest whole share of common stock (the “Reverse Stock Split”) and (ii) a voluntary change in the Company’s stock symbol from “VRTY” to a symbol selected by the Company’s officers (the “Symbol Change”).

The Company submitted an Issuer Company Related Action Notification regarding the Corporate Actions, as well as its prior name change to its current name to the Financial Industry Regulatory Administration (“FINRA”) on September 15, 2021 (the name change together with the Reverse Stock Split and Symbol Change are referred to herein together as the “Corporate Actions”).

The Company has been notified by FINRA that the market effective date for the Corporate Actions is October 29, 2021. The new trading symbol for the Company’s common stock as of October 29, 2021 is “VRTYD” and after 20 business days of such date, the symbol will change to “HSMD.”

Further, the Company’s common stock now has the following new CUSIP number: 42226Y 105.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Solutions Management Group, Inc

Date: November 4, 2021	/s/ Justin Smith
Justin Smith

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